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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                                     POS AM

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 OMI CORPORATION
             (Exact name of registrant as specified in its charter)

THE REPUBLIC OF THE MARSHALL ISLANDS                     52-2098714
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                      One Station Place, Stamford, CT 06902
               (Address of Principal Executive Offices) (Zip Code)

                              AMENDED AND RESTATED
                                 OMI CORPORATION
                           2001 RESTRICTED STOCK PLAN
                            (Full title of the plan)
                                 --------------

                             FREDRIC S. LONDON, ESQ.
                                 OMI CORPORATION
                                One Station Place
                               Stamford, CT 06902
                                 (203) 602-6700
            (Name, address and telephone number of agent for service)

                         Calculation of Registration Fee

                                   Copies to:
                           Robert L. Clare III, Esq.
                                White & Case LLP
                           1155 Avenue ofthe Americas
                            New York, New York 10036

     Amended Power of Attorney, Signature page and Independent Auditor's Consent (Exhibit 23.1) to rectify incorrect dates filed on October 30, 2000 as a result of inputting error.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 4, 2001.

                                          OMI Corporation
                                          (Registrant)



                                          By:/S/Fredric S. London
                                             ------------------------------
                                                      Fredric S. London
                                                Senior Vice President, Secretary
                                                      and General Counsel

                                          By:/S/Kathleen C. Haines
                                             -----------------------------
                                                    Kathleen C. Haines
                                                Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints Fredric
S. London and Kathleen C. Haines and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this registration statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:




NAME                                                SIGNATURE                          DATE


Robert Bugbee
Executive Vice President, Chief               /S/Robert Bugbee                    October 5, 2001
Operating Officer and Director                -----------------------


Kathleen C. Haines                            /S/Kathleen C. Haines
Senior Vice President and Chief               -----------------------              October 5, 2001
Financial Officer


James N. Hood
Director                                     /S/James N. Hood                      October 5, 2001
                                             ------------------------

Michael Klebanoff
Director                                     /S/Michael Klebanoff                  October 5, 2001
                                             ------------------------

Fredric S. London                            /S/Fredric S. London
Senior Vice President, Secretary             ------------------------              October 5, 2001
and General Counsel


Edward Spiegel                               /s/Edward Spiegel
Director                                     ------------------------              October 8, 2001


Craig H. Stevenson, Jr.                      /s/Craig H. Stevenson, Jr.
President, Chief Executive                   --------------------------            October 5, 2001
Officer and Chairman of the Board


Donald C. Trauscht                          /s/Donald C. Trauscht
Director                                    --------------------------             October 6, 2001


James D. Woods                              /s/James D. Woods
Director                                    --------------------------             October 8, 2001


